UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue, Suite 105
Phoenix, AZ		85020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

The information required by Item 3.02 is included in Item 5.02 below and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2017, the Compensation Committee (the “Committee”) of the Board of Trustees (the “Board”) of InnSuites Hospitality Trust (the “Trust”) exercised negative discretion, based on the Trust’s financial condition and its limited cash flow in fiscal 2017, and the Committee and the Board approved the following payouts for Pamela J. Barnhill, President, Chief Operating Officer, Vice Chairperson of the Board and Trustee of the Trust, Marc E. Berg, Executive Vice President, Secretary, Treasurer and Trustee of the Trust, and Adam B. Remis, Chief Financial Officer of the Trust (individually, an “Executive” and collectively, the “Executives”) under the Trust’s 2017 Fiscal Year Bonus Program, which has been previously disclosed in the Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2016.

Executive	Cash	Equity
Pamela J. Barnhill	$5,000	3,000 Shares of Beneficial Interest
Marc E. Berg	$1,000	750 Shares of Beneficial Interest
Adam B. Remis	$2,000	1,500 Shares of Beneficial Interest

The Committee and the Board with the advice from James Wirth, the Trust’s CEO, also authorized the following additional bonuses for the Executives, up to the maximum amounts listed below, which may be earned based on the growth and financial developments of IBC Hotels during the period from February 1, 2017 through May 31, 2017 and the Trust’s cash availability, which such bonuses, if any, to be paid before January 31, 2018.

Executive	Cash	Equity
Pamela J. Barnhill	$5,000	3,000 Shares of Beneficial Interest
Marc E. Berg	$1,000	750 Shares of Beneficial Interest
Adam B. Remis	$2,000	1,500 Shares of Beneficial Interest

In addition, the Committee and the Board with the advice from James Wirth, the Trust’s CEO, also authorized the following bonuses for the Executives, up to the maximum amounts listed below, which may be earned based on the IBC Hotels division growth and financial developments during the period from June 1, 2017 through December 31, 2017 and the Trust’s cash availability, which such bonuses, if any, to be paid before January 31, 2018.

Executive	Cash	Equity
Pamela J. Barnhill	$10,000	4,000 Shares of Beneficial Interest
Marc E. Berg	$2,000	1,000 Shares of Beneficial Interest
Adam B. Remis	$4,000	2,000 Shares of Beneficial Interest

The Committee also adopted an incentive bonus program for the Executives for the full fiscal year ending January 31, 2018 (the “2018 Fiscal Year Bonus Program”). Under the 2018 Fiscal Year Bonus Program, an Executive will be entitled to receive a bonus consisting of cash and Shares of Beneficial Interest of the Trust, up to the maximum amounts set forth below, upon the achievement by the Executive of performance-based objectives which will be established by March 31, 2017.

Executive	Cash	Equity
Pamela J. Barnhill	$25,000	10,000 Shares of Beneficial Interest
Marc E. Berg	$5,000	2,500 Shares of Beneficial Interest
Adam B. Remis	$10,000	5,000 Shares of Beneficial Interest

The bonuses discussed above are discretionary. In addition, the Committee is developing further incentives for the Executives listed above relating to IBC Hotels accelerated goals thru a strategic alliance.

The Shares of Beneficial Interest of the Trust to be issued are expected to be granted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of the Trust held on January 24, 2017, 7,086,538 shares were present in person or by proxy, which represented a quorum. Set forth below are the final voting results for the proposals submitted to a vote of the shareholders.

Election of Trustees:

Nominee	Votes For	Votes Against	Abstentions
Leslie T. Kutasi	7,067,170	120	19,248
James F. Wirth	7,004,117	63,173	19,248

Advisory Approval of the Compensation of our Named Executive Officers:

Item	Votes For	Votes Against	Abstentions
Advisory Approval of the Compensation of our Named Executives Officers	7,055,837	19,670	11,031

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date: January 27, 2017